FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                           BOL BANCSHARES, INC.
          (Exact name of registrant as specified in its charter)


          Louisiana                               72-1121561
(State of incorporation or organization)                (I.R.S. Employer
                                          Identification No.)

300 St. Charles Avenue
                                             70130
New Orleans, Louisiana                                                 (Zip
                                          Code)
(Address of principal executive offices)

Commission file Number  01-16934

If this form relates to the   If this form relates to the
registration of a class of    registration of a class of
securities pursuant to        securities pursuant to
Section 12(b) of the          Section 12(g) of the
Exchange Act and is           Exchange Act and is
effective pursuant to         effective pursuant to
General Instruction A. (c),   General Instruction A. (d),
please check the following    please check the following
box. [ ]                      box.  [X]

Securities to be registered pursuant to section 12(b) of the Act:

   None

Securities to be registered pursuant to Section 12(g) of the Act:

   Title of each class                Name of each exchange on which
   to be so registered                each class is to be registered

   Common Stock Purchase Rights                    None

Item 1.   Description of Securities to be Registered:

In General

     On August 10, 1999 (the "Declaration Date"), the Board of Directors of BOL Bancshares, Inc., a Louisiana corporation (the "Company"), declared a dividend distribution of one purchase right (a "Right" or collectively the "Rights") for each outstanding share of common stock, $1.00 par value, of the Company (the "Common Stock") to stockholders of record at the close of business on August 31, 1999 (the "Record Date"). Each Right entitles the registered holder thereof to purchase from the Company following the Distribution Date, as defined below, one share, subject to adjustment, of Common Stock or, upon the occurrence of certain events described below, common stock of an entity that acquires the Company. The description and terms of the Rights are set forth in the Stockholder Rights Agreement (the "Rights Agreement"), dated August 10, 1999, between the Company and Bank of Louisiana, a Louisiana banking association, as the "Rights Agent."

Distribution Date; Series A Preferred Stock

     Initially, the Rights will be attached to the Common Stock, and no separate certificates representing the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a "Person" (i.e., an individual, corporation, partnership, trust, or estate, etc.) or group of affiliated or associated Persons (such Person or group being hereafter referred to as an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"); or (ii) 10 days following the commencement of a tender offer or exchange offer that, if successful, would result in an Acquiring Person beneficially owning 20% or more of such outstanding shares of Common Stock (unless such tender or exchange offer is predicated upon the redemption of the Rights), or (iii) the close of business on the 10th calendar day after the Continuing Directors determine that a Person is an Adverse Person (as defined in the Rights Agreement)(so called herein). The foregoing does not apply to any employee stock ownership or other benefit plan or arrangement of the Company or any of its subsidiaries, or to any 20% or greater Common Stockholder as of August 10, 1999 . Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferable with and only with such Common Stock certificates; (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     Following a Distribution Date, each Right will entitle the holder thereof to purchase one share, subject to the anti-dilution provisions described below, of Common Stock of the Company. . The purchase price per share of Common Stock (the "Purchase Price") is equal to the Board of Directors' judgment as to the value of one share of Common Stock on the Declaration Date.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 9, 2009, unless redeemed earlier by the Company as described below.

Rights Certificates; Transferability

     As soon as is practical after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter, the separate Rights Certificates alone will represent the Rights. After the Distribution Date, the Rights may be transferred independently from the Common Stock. Except as otherwise determined by the Board of Directors and except for Common Stock issued pursuant to the exercise of stock options granted prior to the Distribution Date, only shares of Common Stock issued or outstanding prior to the Distribution Date will be issued with Rights.

"Flip-In" Provision

     In the event that, at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and the Company's Common Stock is not converted or exchanged; (ii) a Person becomes the beneficial owner of more than 20% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock that the Continuing Directors (as defined below) determine to be fair to and otherwise in the best interest of the Company and it stockholders); (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement; or (iv) during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person's ownership interest being increased by more than one percentage point (e.g., a reverse stock split), or (v) the Continuing Directors determine that a person is an Adverse Person, each holder of a Right (if the Right has not theretofore been exercised to purchase Common Stock) will thereafter have the right to receive, upon exercise thereof, Common Stock (or, in certain circumstances, cash, property, or other securities of the Company) having a value equal to twice the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     For example, at a Purchase Price of $7.50 per Right, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $15.00 of then-current market value of Common Stock (or other consideration, as noted above) for $7.50. Assuming that the Common Stock had a per share value of $7.50 at such time, the holder of each valid Right would be entitled to purchase two shares of Common Stock for $7.50.

"Flip-Over" Provision

     In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger that follows an offer described in Clause (ii) of the second preceding paragraph); or (ii) 50% or more of the Company's assets or earning power is sold or transferred to any Person other than a subsidiary of the Company, each holder of a Right shall thereafter have the right to receive, upon exercise thereof, common stock of the acquiring Person having a value equal to twice the Purchase Price of the Right.

Anti-Dilution Provision

     The Purchase Price payable, and the number of one shares of Common Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Common Stock; (ii) if holders of Common Stock are granted certain rights or warrants to subscribe for Common Stock or securities convertible into Common Stock at less than the current market price of the Common Stock; or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued upon exercise of a Right, and in lieu thereof, payment in cash will be made for such fractional shares based on the market price of the Common Stock on the last trading date prior to the date of exercise.

Redemption

     At any time prior to August 10, 2009, or, if earlier, 10 days following the Stock Acquisition Date, the Company may redeem the Rights (to the extent not exercised) in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock, or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. If no Continuing Directors remain in office, the

Rights may be redeemed only upon the approval of (i) a majority of the holders of Common Stock; and (ii) the holders of at least 80% of the Common Stock held other than by any Acquiring Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights with, where required, the concurrence of a majority of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

Definition of Continuing Director

     The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board on the Declaration Date, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the then Continuing Directors, but shall not include an Acquiring Person, an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

Limited Interests as a Rights Holder

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to notice of stockholder meetings, the right to vote, or the right to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company, or for common stock of the acquiring entity as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of a majority of the Continuing Directors) in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement, provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

     A copy of the Rights Agreement between the Company and the Rights Agent, specifying the terms of the Rights (which includes the following
Exhibits: (i) the Form of Rights Certificate; and (ii) the Summary of the Rights to Purchase Common Stock) is attached hereto as Exhibit 1 and incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.

Exhibits:

       1. Stockholder Rights Agreement dated August 10, 1999, between the Company and the Rights Agent.

Signature:

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.


Dated: August 10, 1999


                                                             BOL
                                   BANCSHARES, INC.




By: /s/ G. Harrison Scott
                              G. Harrison Scott, Chairman of the
               Board and Chief Executive Officer

STOCKHOLDER RIGHTS AGREEMENT

August 10, 1999


BOL BANCSHARES, INC.

and

BANK OF LOUISIANA

RIGHTS AGENT

                                   TABLE OF CONTENTS


Section                                                              Page

   1.  Certain Definitions                              1

   2.  Appointment of Rights Agent                      6

   3.  Issue of Rights Certificates                        6

   4.  Form of Rights Certificates                      8

   5.  Countersignature and Registration                   9

   6.  Transfer, Split-Up, Combination, and
       Exchange of Rights Certificates;
       Mutilated, Destroyed, Lost, or
       Stolen Rights Certificates                       9

   7.  Exercise of Rights; Purchase
       Price; Expiration Date of Rights                    10

   8.  Cancellation and Destruction of
       Rights Certificates                              12

   9.  Reservation and Availability of
       Capital Stock                                12

   10. Common Stock and Record Date                        14

       11.    Adjustment of Purchase Price,
       Number, and Kind of Shares or
       Number of Rights                                 15

       12.    Certificate of Adjusted Purchase
       Price or Number of Shares                           23

       13.    Consolidation, Merger, or Sale
       or Transfer of Assets or Earning
       Power                                        23

       14.    Fractional Rights and Fractional Shares          26

   15. Rights of Action                                 27

   16. Agreement of Rights Holders                      27

   17. Rights Certificate Holder Not Deemed
       a Stockholder                                28

   18. Concerning the Rights Agent                      28

   19. Merger, Consolidation, or Change of
       Name of Rights Agent                             29

   20. Duties of Rights Agent                           29

   21. Change of Rights Agent                           31

   22. Issuance of New Rights Certificates                 32

   23. Redemption and Termination                       33

   24. Exchange                                         34

   25. Notice of Certain Events                            36

   26. Notices                                          37

   27. Supplements and Amendments                       37

   28. Successors                                       38

   29. Determinations and Actions
       by the Board of Directors                           39

   30. Benefits of this Agreement                       39

   31. Severability                                     39

   32. Governing Law                                39

   33. Counterparts                                     40

   34. Descriptive Headings                             40

Exhibit A -- Form of Rights Certificate

Exhibit B -- Summary of the Rights

                       STOCKHOLDER RIGHTS AGREEMENT


   This Stockholder Rights Agreement, dated as of August 10, 1999 (this "Agreement"), is made and entered into by and between BOL BANCSHARES, INC., a Louisiana corporation (the "Company"), and BANK OF LOUISIANA, New Orleans, Louisiana, a Louisiana state banking institution (the "Rights Agent").

                                WITNESSETH:

   WHEREAS, on August 10, 1999 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company (the "Board") authorized and declared a dividend distribution of one right (individually a "Right" and collectively the "Rights") for each share of common stock, $1.00 par value per share, of the Company (the "Common Stock"), outstanding at the close of business on July 31, 1999 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) below) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as defined in Section 1(q) below), each such Right initially representing the right to purchase one share of the Common Stock (as defined in Section 1(k) below) and, upon the occurrence of a Triggering Event (as defined in
Section 1(oo) below), to purchase other equity securities, including, but not limited to, shares of Common Stock upon the terms and subject to the conditions of this Agreement.

   NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

   Section 1. Certain Definitions.   For purposes of this Agreement, the
following terms have the meanings indicated:

   (a) "Acquiring Person" shall mean any Person (as defined in Paragraph
(w) below) who or which, together with all Affiliates and Associates (as such terms are defined in Paragraph (d) below) of such Person, is the Beneficial Owner (as defined in Paragraph (f) below) of 20% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary (as defined in Paragraph (ll) below) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any Person organized, appointed, or established by the Company for or pursuant to the terms of any such plan, or any Person who is the Beneficial Owner of 20% or more of the shares of Common Stock outstanding on the date of this Agreement ; provided, however, that no Person shall be deemed to be an Acquiring Person if such Person shall become the Beneficial Owner of 20% or more of the Common Stock then outstanding solely because of an action of the Company with respect to the Common Stock.

   (b) "Act" shall mean the Securities Act of 1933, as amended.

   (c) "Adjustment Shares" shall have the meaning assigned thereto in
Section 11(a)(ii)(C) below.

   (d) "Affiliate" and "Associate" shall have the respective meanings assigned to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act (as defined in Paragraph (r) below) and in effect on the date of this Agreement.

   (e) "Agreement" shall mean this Stockholder Rights Agreement as originally executed or as it may, from time to time, be supplemented or amended pursuant to the applicable provisions hereof.

   (f) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities

       (i) that such Person, or any of such Person's Affiliates or Associates, directly or indirectly has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, subscription rights, warrants, options, or otherwise, provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person, or any of such Person's Affiliates or Associates, until such tendered securities are accepted for purchase or exchange; (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event where such Rights were acquired by such Person, or any of such Person's Affiliates or Associates, prior to the Distribution Date or pursuant to
Section 3(a) or Section 22 below (the "Original Rights") or pursuant to
Section 11(i) below in connection with an adjustment made with respect to any Original Rights;

       (ii) that such Person, or any of such Person's Affiliates or Associates, directly or indirectly has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated under the Exchange Act), including pursuant to any agreement, arrangement, or understanding (whether or not in writing), provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this Subparagraph (ii) as a result of an agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations promulgated under the Exchange Act; and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement, or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Subparagraph (ii) of this Paragraph
(f)), or disposing of any
voting securities of the Company, provided, however, that nothing in this Paragraph (f) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

       Notwithstanding anything in this definition of Beneficial Ownership to the contrary, (A) no Person shall be deemed to be the "Beneficial Owner" of, or to "beneficially own," any share of Common Stock of the Company issued pursuant to an employee stock ownership plan or any other employee benefit plan or employee compensation arrangement, so long as such plan or arrangement is or has been approved by the Continuing Directors (as defined in Paragraph (n) below), and (B) the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

   (g) "Board" shall have the meaning assigned thereto in the preamble to this Agreement.

   (h) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Louisiana are authorized or obligated by law or executive order to close.

   (i) "Close of Business" on any given date shall mean 5:00 p.m., New Orleans, Louisiana, time on such date, provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., New Orleans, Louisiana, time on the next succeeding Business Day.

   (j) "Closing Price" shall have the respective meanings assigned thereto in Section 11(d) and Section 14(a) below.

   (k) "Common Stock" shall have the meaning assigned thereto in the preamble to this Agreement, except that "Common Stock," when used with reference to any Person other than the Company, shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

   (l) "Common Stock Equivalents" shall have the meaning assigned thereto in Section 11(a)(iii) below.

   (m) "Company" shall mean BOL Bancshares, Inc., a Louisiana corporation, or any successor corporation thereto.

   (n) "Continuing Director" shall mean (i) any member of the Board, but only while such Person is a member of the Board, who is not an Acquiring Person or an Adverse Person, an Affiliate or Associate of an Acquiring Person or Adverse Person, or a representative or nominee of an Acquiring Person or an Adverse Person or of any such Affiliate or Associate, and was a member of the Board on the date of this Agreement; or (ii) any Person who subsequently becomes a member of the Board, but only while such Person is a member of the Board, who is not an Acquiring Person or an Adverse Person, an Affiliate or Associate of an Acquiring Person or an Adverse Person, or a representative or nominee of an Acquiring Person or an Adverse Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. Any reference to a decision, determination, action, consent, approval, or resolution of the Continuing Directors shall mean, and in all such cases shall require, at least a majority of such Continuing Directors.

   (o) "Current Market Price" shall have the respective meanings assigned thereto in Section 11(d) and Section 14(a) below.

   (p) "Current Value" shall have the meaning assigned thereto in Section 11(a)(iii) below.

   (q) "Distribution Date" shall have the meaning assigned thereto in
Section 3(a) below.

   (r) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   (s) "Expiration Date" shall have the meaning assigned thereto in Section 7(a) below.

   (t) "Final Expiration Date" shall have the meaning assigned thereto in
Section 7(a) below.

   (u) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

   (v) "Original Rights" shall have the meaning assigned thereto in Paragraph (f)(i) above.

   (w) "Person" shall mean any individual, association, corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture, trust, estate, or other entity.

     (x) "Permitted Offer" shall mean a tender offer for all outstanding Common Stock made in a manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder, provided, however, that such tender occurs at a time when Continuing Directors are in office and a majority of the Continuing Directors then in office has determined that the offer is both adequate and otherwise in the best interests of the Company and its stockholders (taking into account all factors that such Continuing

Directors deem relevant, including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value).

   (y) "Principal Party" shall have the meaning assigned thereto in Section 13(b) below.

   (z) "Purchase Price" shall have the respective meanings assigned thereto in Section 7(b), Section 11(a)(ii)(C), and Section 13(a) below.

   (aa) "Record Date" shall have the meaning assigned thereto in the preamble to this Agreement.

   (bb) "Redemption Price" shall have the meaning assigned thereto in
Section 23(a) below.

   (cc) "Right" or "Rights" shall have the meaning assigned thereto in the preamble to this Agreement.

   (dd) "Rights Agent" shall mean Bank of Louisiana, New Orleans, Louisiana, or any successor corporation to the Rights Agent pursuant to
Section 19 below.

   (ee)   "Rights Certificates" shall have the meaning assigned thereto in
Section 3(b) below.

   (ff) "Rights Dividend Declaration Date" shall have the meaning assigned thereto in the preamble of this Agreement.

   (gg) "Section 11(a)(ii) Event" shall mean any event described in Clauses (A), (B), or (C) of Section 11(a)(ii) below.

   (hh) "Section 11(a)(ii) Trigger Date" shall have the meaning assigned thereto in Section 11(a)(iii) below.

   (ii) "Section 13 Event" shall mean any event described in Subparagraphs
(i), (ii), or (iii) of Section 13(a) below.

   (jj) "Spread" shall have the meaning assigned thereto in Section 11(a)(iii) below.

   (kk) "Stock Acquisition Date" shall mean the first date of a public announcement (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or a Person that such Person has become an Acquiring Person.

   (ll) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

   (mm)  "Substitution Period" shall have the meaning assigned thereto in
Section 11(a)(iii) below.

   (nn) "Trading Day" shall have the respective meanings assigned thereto in Section 11(d) below.

   (oo) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

   (pp) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Continuing Directors upon determination that the criteria set forth in Section 11(a)(ii)(D) hereof apply to such Person.

   Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 below, shall, prior to the Distribution Date, also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

   Section 3. Issue of Rights Certificates.

       (a) Until the earlier of (i) the Close of Business on the 10th calendar day after the Stock Acquisition Date (or, if the 10th calendar day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date); or (ii) the Close of Business on the 10th calendar day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan) is first published, sent, or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (unless such tender or exchange offer is predicated upon the redemption of the Rights), if upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, or (iii) the close of business on the 10th calendar day after the Continuing Directors determine, pursuant to criteria set forth in Section 11(a)(ii)(D) hereof, that a Person is an Adverse Person (or such later date under clause (i), (ii) and (iii) as may be determined by the Board; provided, however, that if such determination occurs on or after the time there is an Acquiring Person or Adverse Person, then such date may be extended only if there are Continuing Directors (as such term is defined in Section 1(n) above) in office and such extension is authorized by a majority of the Continuing Directors) (the earlier of (i),
(ii) and (iii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Paragraph (b) of this Section 3) by the certificates for the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates; and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

       (b) As soon as is practical after the Rights Agent has been notified by the Company that the Distribution Date has occurred, the Rights Agent will send by first-class, insured, postage-prepaid mail to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more certificates representing Rights, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) below, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) below) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

       (c) As soon as is practical after the Record Date, the Company will send a copy of a descriptive summary of Rights, in substantially the form attached hereto as Exhibit B, by first-class, postage-prepaid mail to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

       (d) Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights. All certificates for Common Stock issued after the Record Date and before the earlier of the Distribution Date or the Expiration Date shall bear the following legend:

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Stockholder Rights Agreement between BOL Bancshares, Inc. (the "Company") and Bank of Louisiana, New Orleans, Louisiana (the "Rights Agent"), dated as of August 10, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company, 300 St. Charles Avenue, New Orleans, Louisiana, 70130, and the Rights Agent, 300 St. Charles Avenue, New Orleans, Louisiana, 70130. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor.

   Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was, or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

   With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be registered holders of the associated Rights, and the transfer of any such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

   Section 4. Form of Rights Certificates.

       (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11, Section 22, and Paragraph
(b) below, the Rights Certificates, whenever distributed, shall be dated as of authentication thereof and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Purchase Price (as defined in Section 7(b) below) set forth therein, but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

       (b) Any Rights Certificate issued pursuant to Section 3(a) above or Section 22 below that represents Rights beneficially owned by (i) an Acquiring Person, an Adverse Person, or any Associate or Affiliate of an Acquiring Person or an Adverse Person; (ii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate of Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such; or (iii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person's or Adverse Person's becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom such Acquiring Person or Adverse Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights; or (B) a transfer that the Board has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e) below, and any Rights Certificate issued pursuant to Section 6 or Section 11 below upon transfer, exchange, replacement, or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

       The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Rights Agreement.

   Section 5. Countersignature and Registration.

       (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issued and delivered by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificates, shall be a proper officer of the Company to sign such Rights Certificates although at the date of the execution of this Rights Agreement any such person was not such an officer.

       (b) Following the Distribution Date, the Rights Agent shall keep or shall cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued pursuant to this Agreement. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of each of the Rights Certificates.

   Section 6. Transfer, Split-up, Combination, and Exchange of Rights Certificates; Mutilated, Destroyed, Lost, or Stolen Rights Certificates.

       (a) Subject to the provisions of Section 4(b) above and Section 7(e), Section 9(f), and Section 14 below, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate(s) may be transferred, split up, combined, or exchanged for another Rights Certificate(s) entitling the registered holder to purchase a like number of shares of Common Stock (or other securities, cash, or other assets, as the case may be) as the Rights Certificate(s) surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate(s) shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate(s) to be transferred, split up, combined, or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate(s) until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate(s) and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b) above and Section 7(e), Section 9(f), and Section 14 below, countersign and deliver to the Person entitled thereto a Rights Certificate(s), as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Rights Certificates.

       (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

   Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

       (a) Subject to Section 7(e) and Section 9(f) below, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c),
Section 11(a)(iii), and Section 23(a) below) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as defined in Paragraph (b) below) with respect to the total number of shares of Common Stock (or other securities, cash, or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Close of Business on August 9, 2009 (the "Final Expiration Date"); or
(ii) the time at which the Rights are redeemed as provided in Section 23 below (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

       (b) The "Purchase Price" for each share of Common Stock pursuant to the exercise of a Right shall initially be $7.50, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) below and shall be payable in accordance with Paragraph (c) below.

        (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per share of Common Stock (or other securities, cash, or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) below, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests; or (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depository agent depository receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company will direct the depository agent to comply with such request; (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with
Section 14 below; (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) below) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash, and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash, and/or other property are available for distribution by the Rights Agent, if and when appropriate.

       (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or to the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 below.

       (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person, an Adverse Person or an Associate or Affiliate of an Acquiring Person or Adverse Person; (ii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such (a "Part Transferee"); or (iii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights; or

(B) a transfer that the Continuing Directors have determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of this Section 7(e) (a "Prior Transferee"), or (iv) any subsequent transferee receiving transferred Rights from a Part Transferee or a Prior Transferee, either directly or through one or more intermediate transferees, shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable effort to insure that the provisions of this Section 7(e), Section 9(f) below, and Section 4(b) above are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or an Adverse Person or any of their Affiliates, Associates, or transferees hereunder.

       (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights Certificates upon the occurrence of any purported exercise of Rights as set forth in this
Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise; and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

   Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination, or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Rights Certificates to the Company or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

   Section 9. Reservation and Availability of Capital Stock.

       (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (and/or other securities, or out of its authorized and issued shares held in its treasury), the number of shares of Common Stock (and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) below, will be sufficient to permit the exercise in full of all outstanding Rights.

     (b) So long as the shares of Common Stock (and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

       (c) The Company shall use its best efforts to (i) file, as soon as is practical following the earliest date after the first occurrence of a
Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with
Section 11(a)(iii) below, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form; (ii) cause such registration statement to become effective as soon as practical after such filing; and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities; or (B) the date of the expiration of the Rights. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws and regulations of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, (x) for a period of time not to exceed 90 days after the date set forth in Subparagraph (i) of this Section 9(c) in any case in which Paragraph (f) below is not applicable, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective; or (y) some portion or all of the Rights for a period of 180 days in the case in which Paragraph (f) below is applicable. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

       (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

       (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of shares of Common Stock (and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Common Stock (and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of shares of Common Stock (and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

       (f) The Company may suspend, for a period not to exceed 180 days after the date set forth in Paragraph (c)(i) above, the exercise of some portion or all of the Rights with respect to any Person(s) for Common Stock if the issuance of such shares of Common Stock to such Person(s) would result in (i) a "change of control," within the meaning of the Change in Bank Control Act of 1978, 12 U.S.C. 1817(j), with respect to the Company or any Subsidiary of the Company that is a state bank or a bank insured by the Federal Deposit Insurance Corporation; or (ii) such Person(s)' becoming a "bank holding company" within the meaning of the Bank Holding Company Act of 1956, 12 U.S.C. 1842(c). Any such Person(s) with respect to whom the exercise of Rights has been suspended may apply for approval from the applicable bank regulatory agency for the Company or the affected Subsidiary. The Company will issue the Common Stock to such Person(s) only after the Company has received written verification that the applicable regulatory agency has approved such Person(s)' acquisition of the Common Stock. If the Company shall have not received such verification within the 180-day period set forth in the first sentence of this Paragraph (f), then all Rights held by such Person(s) with respect to whom the exercise thereof has been suspended shall become null and void as of the Close of Business on the day on which such 180-day period ends.

   Section 10. Common Stock Record Date. Each person in whose name any certificates for a number of shares of Common Stock (and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (and/or other securities, as the case may be) represented thereby on, and such certificates shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made, provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights as a stockholder of the Company with respect to shares for which the Rights may be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

   Section 11.   Adjustment of Purchase Price, Number, and Kind of Shares
or Number of Rights.   The Purchase Price, the number and kind of shares
covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

       (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock; (B) subdivide the outstanding Common Stock; (C) combine the outstanding Common Stock into a smaller number of shares; or
(D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and
Section 7(e) and Section 9(f) above, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, and the number of shares of Common Stock, or the number or kind of shares of capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) below, the adjustment provided for in this
Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) below.

          (ii)   In the event that

              (A) any Acquiring Person, or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged; (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of Common Stock, for shares of other equity securities of the Company, or for securities exercisable for or convertible into shares of equity securities of the Company (Common Stock or otherwise) or otherwise obtain from the Company, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into shares of such equity securities (other than pursuant to a pro rata distribution to all holders of Common Stock); (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer, or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from, or with (as the case may be) the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a) below; (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer, or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from, or with (as the case may be) the Company or any of its Subsidiaries (other than incidental to the lines of business, if any, engaged in as of the date hereof between the Company and such Acquiring Person or Associate or Affiliate) assets having an aggregate fair market value of more than $1,000,000, other than pursuant to a transaction set forth in Section 13(a) below; (5) shall receive any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices; or (6) shall receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries;

              (B) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates or Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person unless the event causing the Person to become an Acquiring Person is a transaction set forth in Section 13(a) below, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by the Continuing Directors; or

              (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), recapitalization of the Company, merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) below apply (whether or not with or into or otherwise involving an Acquiring Person) that has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries that is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person; or

              (D) the Continuing Directors of the Company shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its Affiliates and Associates, has at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of an amount of Common Stock which the Continuing Directors determines to be substantial (which amount shall in no event be less than 10% of the shares of Common Stock then outstanding) and a determination by the Continuing Directors, after reasonable inquiry and investigation, including consultation with such persons as the Continuing Directors shall deem appropriate, that (1) such Beneficial ownership by such Person is intended to cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Continuing Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or
(2) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including but not limited to, impairment of relationships with customers, impairment of the Company's business reputation or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company, then, promptly following five days after the date of the occurrence of an event described in Section 11(a)(ii) (B) above and promptly following the occurrence of any event described in Section 11(a)(ii) (A), (C), or (D) above, each holder of a Right (except as provided below and in Section 7(e) and Section 9(f) above) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement such number of validly authorized and issued, fully paid and non-assessable shares of Common Stock of the Company, not subject to any liens, encumbrances, rights of first refusal, or other adverse claims, as shall be obtained by (x) multiplying the then current Purchase Price by the then number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (which product shall thereafter be the "Purchase Price" per Right with respect to the Common Stock); and (y) dividing the product obtained in Clause (x) above by 50% of the Current Market Price (as determined pursuant to Paragraph (d) below) per share of Common Stock on the date of such first occurrence (such number of shares of Common Stock for which a Right is exercisable following such first occurrence shall hereinafter be referred to as the "Adjustment Shares"); provided, however, that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any event occurring after the date of such first occurrence.

          (iii) In the event that the number of shares of Common Stock that are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing Subparagraph (ii) of this Section 11(a), the Company shall (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being hereinafter referred to as the "Spread"); and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price,
(3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of other securities that the Continuing Directors have deemed to have the same value as shares of Common Stock (such securities being hereinafter referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Continuing Directors based upon the advice of a nationally recognized investment banking firm selected by the Board with the concurrence of the Continuing Directors, provided, however, that if the Company shall not have made adequate provision to deliver such consideration pursuant to Clause
(B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event; or (y) the date on which the Company's right of redemption pursuant to Section 23(a) below expires (the later of (x) and (y) being hereinafter referred to as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Continuing Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) and Section 9(f) above, that such action shall apply uniformly to all outstanding Rights; and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price (as determined pursuant to Paragraph (d) below) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

          (iv)   The right to buy Common Stock of the Company pursuant to
Section 11(a)(ii) above shall not arise as a result of any Person becoming an Acquiring Person through an acquisition of Common Stock pursuant to a Permitted Offer.

                  (b) If the Company shall fix a record date for the issuance of rights, options, or warrants to all holders of Common Stock entitling them to subscribe for or purchase for a period expiring within 45 calendar days after such record date Common Stock (or shares having the same rights, privileges, and preferences as the shares of Common Stock) ("Equivalent Common Stock") or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or per share of Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common Stock) less than the Current Market Price (as determined in Section 11(d) below), the Purchase Price to be in effect after such date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock, Equivalent Common Stock, and/or Common Stock or Equivalent Common Stock (that would result from the complete conversion of the convertible securities) to be offered, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock, Equivalent Common Stock, and/or Common Stock or Equivalent Common Stock (that would result from the complete conversion of the convertible securities) that theoretically could be purchased, irrespective of whether such shares would actually be available for purchase, upon the payment of the Current Market Price (rather than the subscription, exercise, or conversion price). In case such subscription, exercise, or conversion price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

       (c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (including any stock dividend other than a dividend of shares of Common Stock), or subscription rights or warrants (excluding those referred to in paragraph (b) above), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Paragraph (d) below) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets, or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock, and the denominator of which shall be such Current Market Price per share of Common Stock. In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of additional shares of Common Stock, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date and the denominator of which shall be the total number of shares of Common Stock that will be outstanding following the distribution. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

       (d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) above, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices (as such term is hereinafter defined) per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) above, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date, provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights); or (B) any subdivision, combination, or reclassification of such Common Stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification, then, and in each such case, the "Current Market Price" shall be properly adjusted to take into account ex-dividend trading so as to include the value of the dividend. The "Closing Price" for each day shall be the last sale price, regular way; or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading; or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price; or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board; or, if on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Continuing Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business; or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

       (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price, provided, however, that any adjustments which by reason of this Paragraph
(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a share of Common Stock as the case may be. Notwithstanding the first sentence of this Paragraph (e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment; or (ii) the Expiration Date.

       (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) above or Section 13(a) below, the holder of any Rights thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, then the number of such other shares so receivable upon exercise of any Rights and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 7, 9, 10, 11, 13, and 14 of this Agreement with respect to the Common Stock, which shall apply on like terms to any such other shares.

       (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

       (h) Unless the Company shall have exercised its election as provided in Paragraph (i) below, upon each adjustment of the Purchase Price as a result of the calculations made in Paragraphs (b) and (c) above, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at such adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one one-hundredth) obtained by (i) multiplying (A) the number of shares of Common Stock covered by a Right immediately prior to such adjustment; by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price; and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

       (i) The Company may elect on or after the date of adjustment of the Purchase Price to adjust the number of Rights. In lieu of, but not in addition to, the adjustment in the number of shares of Common Stock made in Paragraph (h) above, the Company may adjust the number of Rights held by each record holder thereof. Each of the Rights outstanding after the adjustment of the number of Rights shall thereafter be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record immediately prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to the adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement of its intention to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Paragraph (i), the Company shall, as promptly as practical, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 below, the additional Rights to which such holders shall be entitled as a result of such adjustment; or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for in Section 5(a) above and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share of Common Stock that were expressed in the initial Rights Certificates issued hereunder.

       (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

       (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment, provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

       (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled, but is not required, to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock; (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price;
(iii) issuance wholly for cash of shares of Common Stock or securities that by their terms are convertible into or exchangeable for shares of Common Stock; (iv) stock dividends; or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

          (n) The Company covenants and agrees that it will not, at any time after the Distribution Date, (i) consolidate with or merge with or into any other Person (other than a subsidiary of the Company in a transaction that complies with Section 11(o) herein); or (ii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and all of its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (A) at the time of or immediately after such consolidation, merger, or sale there would be any rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; or (B) prior to, simultaneously with, or immediately after such consolidation, merger, or sale, the stockholders of the Person who constitute, or would constitute, the "Principal Party" for purposes of
Section 13(a) below would otherwise receive a distribution of Rights previously owned by such Person or any of its Affiliates and Associates

       (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24, or
Section 27 below, take (or permit any Subsidiary to take) any action, if at the time such action is taken, it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

       (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

       (q) The failure of the Continuing Directors to declare a Person to be an Adverse Person following such Person becoming the Beneficial Owner of 10% or more of the outstanding Common Stock shall not imply that such Person is not an Adverse Person or limit the Continuing Directors' right at any time in the future to declare such Person to be an Adverse Person.

   Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 above or
Section 13 below, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment; (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate; and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 below. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

   Section 13. Consolidation, Merger, or Sale or Transfer of Assets or Earning Power.
       (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with or into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger; (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and all of its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Paragraph (d) below), proper provision shall be made so that (A) each holder of a Right, except as provided in Section 7(e) and Section 9(f) above, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of shares of Common Stock, such number of validly authorized and issued, fully paid, non-assessable, and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal, or other adverse claims, as shall be obtained by (1) multiplying the Purchase Price by the number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence); and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" per Right with respect to the Common Stock of the Principal Party) by 50% of the Current Market Price (determined pursuant to Section 11(d) above) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 above shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relating to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) above shall be of no effect following the first occurrence of any Section 13 Event

       (b)    "Principal Party" shall mean either of the following:

          (i) in the case of any transaction described in Subparagraph (i) or (ii) of Section 13(a) above, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

          (ii)   in the case of any transaction described in Subparagraph
(iii) of Section 13(a) above, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case,
(A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

       (c) The Company shall not consummate any such consolidation, merger, sale, statutory share exchange, or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Paragraphs (a) and (b) of this Section 13 and further providing that, as soon as is practical after the date of any consolidation, merger, or sale of assets mentioned in Paragraph (a) of this Section 13, the Principal Party will

          (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as is practical after such filing; and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

          (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under any Blue Sky Laws of such jurisdictions as may be necessary or appropriate; and

          (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

          (iv) use its best efforts if the Common Stock of the Principal Party shall become listed on a national securities exchange to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other system then in use; and

          (v) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

   The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, statutory share exchanges, sales, or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) above.

       (d)    Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in Subparagraphs (i) and (ii) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer or a cash tender offer for all outstanding shares of Common Stock that complies with the provisions of Section 11(a)(ii) (B) above (or a wholly-owned subsidiary of any such Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Permitted Offer or such cash tender offer; and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer or such cash tender offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

       (e) If, for any reason, the Rights cannot be exercised for Common Stock of such Principal Party as provided in Section 13(a), then each holder of Rights shall have the right to exchange its Rights for cash from such Principal Party in an amount equal to the number of shares of Common Stock that it would otherwise be entitled to purchase times 50% of the current per share market price, as determined pursuant to Section 11(d) hereof, of such Common Stock of such Principal Party. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount into which the Rights are exchangeable, then the Board of Directors, based upon the advice of one or more nationally recognized investment banking firms, and based upon the total value of the Company, shall determine such amount reasonably and with good faith to the holders of Rights. Any such determination shall be final and binding on the Rights Agent.

   Section 14.   Fractional Rights and Fractional Shares.

       (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11
(i) above, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value of a whole Right. For purposes of this Section 14(a), the "Current Market Value" of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. For purposes of this Section 14, the "Closing Price" of the Rights for any day shall be the last sale price, regular way; or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading; or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price; or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board; or, if on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Continuing Directors.

       (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one share of Common Stock. For purposes of this Section 14
(b), the "Current Market Value" of one share of Common Stock shall be the Closing Price of one share of Common Stock (as determined pursuant to Section 11(d) above) for the Trading Day immediately prior to the date of such exercise.

       (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this
Section 14.

   Section 15.   Rights of Action.   All rights of action in respect of
this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock), and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the capital stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or may otherwise act in respect of, his right to exercise the Rights in the manner provided in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

   Section 16.   Agreement of Rights Holders.    Every holder of a Right by
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right to all of the following:

       (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

       (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer, and with the appropriate forms and certificates fully executed;

       (c) subject to Section 6(a) and Section 7(f) above, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) above, shall be required to be affected by any notice to the contrary; and

       (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation, provided, however, the Company must use its best efforts to have any such order, decree, or ruling lifted or otherwise overturned as soon as possible.

   Section 17.   Rights Certificate Holder Not Deemed a Stockholder.   No
holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the number of shares of Common Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 below), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

   Section 18.   Concerning the Rights Agent.

       (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expenses incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

       (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons.

   Section 19.   Merger, Consolidation, or Change of Name of Rights Agent.

       (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, however, that such corporation must be eligible for appointment as a successor Rights Agent under the provisions of Section 21 below. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

       (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases, such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

   Section 20.    Duties of Rights Agent.   The Rights Agent undertakes the
duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

       (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company and delivered to the Rights Agent. Such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

       (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith, or willful misconduct.

       (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

       (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 above or be responsible for the manner, method, or amount of any such adjustment or the ascertainment of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid, and nonassessable.

       (f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Executive Vice President, the Secretary, or the Treasurer, of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

       (h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

       (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

       (k) If, with respect to any Rights Certificates surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to Clause 1 and/or 2 of such Rights Certificate, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

   Section 21.   Change of Rights Agent.   The Rights Agent or any
successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights

Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation in good standing organized and doing business under the laws of the United States or of any state that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

   Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion, or exchange of securities hereinafter issued by the Company; and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale, provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued; and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

   Section 23.   Redemption and Termination.

       (a) The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the 10th calendar day following the Stock Acquisition Date or such later date as may be determined by action of a majority of Continuing Directors then in office and publicly announced by the Company, (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the 10th calendar day following the Record Date or such later date as may be determined by action of a majority of Continuing Directors then in office and publicly announced by the Company); or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at redemption price of $0.01 per Right in cash, or by delivery of or exchange for shares of Common Stock (including fractional shares) or other consideration (including, but not limited to, depository units representing shares of Common Stock or fractions thereof) deemed in good faith to have a fair market value equal to $0.01 per Right by the Board, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"), provided, however, if the Board authorizes redemption of the Rights and (x) such authorization occurs on or after the time a Person becomes an Acquiring Person; or (y) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action that would result in such Person becoming an Acquiring Person or that would cause the occurrence of a Triggering Event, then there must be at least one Continuing Director then in office and such authorization shall require the concurrence of a majority of the then-remaining Continuing Directors, provided further, however, that if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, that did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding shares of Common Stock; and (2) there is no other Person or Persons, immediately following the occurrence of the event described in Clause (1), who are Acquiring Person(s), then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock, as defined in Section 11(d) above, at the time of redemption), or any other form of consideration deemed appropriate by the Board.

          (b) Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

       (c) Notwithstanding the foregoing, if no Continuing Directors are then in office, any action requiring concurrence of the Continuing Directors shall nevertheless be, and be deemed to be, duly approved if such action is approved (at a meeting of stockholders duly called and held upon at least 30 days' prior written notice to the stockholders) by the affirmative votes of a majority of the outstanding Common Stock of the Company, including, if at such time there is an Acquiring Person or an Adverse Person, the affirmative votes of the holders of at least 80% of all outstanding Common Stock of the Company held as of the record date for such meeting by persons other than such Acquiring Person or Adverse Person.

       Section 24.   Exchange.

            (a) Subject to applicable laws, rules, and regulations, and subject to subsection (c) below, the Company may, at its option, by majority vote of the Board and a majority vote of the Continuing Directors, at any time after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one (1) share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Ratio of Exchange"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company, or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

       (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Ratio of Exchange. The Company shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

       (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with Section 24(a), the Company shall either take such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights or alternatively, at the option of a majority of the Board, with respect to each Right (i) pay cash in an amount equal to the Current Value (as hereinafter defined), in lieu of issuing Common Stock in exchange therefor, or (ii) issue debt or equity securities or a combination thereof, having a value equal to the Current Value (as defined below), in lieu of issuing Common Stock in exchange for each such Right, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by the Board by majority vote of the Board, or (iii) deliver any combination of cash, property, Common Stock, and/or other securities having a value equal to the Current Value in exchange for each Right. For purposes of this Section 24(c) only, the Current Value shall mean the product of the current per share market price of Common Stock (determined pursuant to Section 11(d) on the date of the occurrence of the event described above in subparagraph (a)) multiplied by the number of shares of Common Stock for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii), or
(iii) of this Section 24(c), the Board may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional shares of Common Stock and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

       (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current per share market value of a whole share of Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof).

     (e) The Company may, at its option, by majority vote of the Board, at any time before any Person has become an Acquiring Person, exchange all or part of the then outstanding Rights for rights of substantially equivalent value, as determined reasonably and with good faith by the Board, based upon the advice of one or more nationally recognized investment banking firms.

       (f) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (e) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of rights in exchange therefor as has been determined by the Board in accordance with subsection (e) above. The Company shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights will be effected.

   Section 25.   Notice of Certain Events.

       (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights, or options; (iii) to effect any reclassification of the Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) above), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with
Section 11(o) above); or (v) to effect the liquidation, dissolution, or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 below, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Subparagraph (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier.

       (b)    In case any of the events set forth in Section 11(a)(ii) or
Section 13(a) above shall occur, then, in any such case, (i) the Company shall as soon as practical thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 below, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a) (ii) or Section 13(a) above; and (ii) all references in the preceding paragraph to Common Stock shall, if applicable be deemed thereafter to refer to other securities.

   Section 26.   Notices.    Notices or demands authorized by this
Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage pre-paid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           BOL Bancshares, Inc.
                          300 St. Charles Avenue
                       New Orleans, Louisiana 70130
                      Attention:  Corporate Secretary

Subject to the provisions of Section 21 above, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage pre-paid, addressed (until another address is filed in writing with the Company) as follows:

                             Bank of Louisiana
                          300 St. Charles Avenue
                       New Orleans, Louisiana 70130
               Attention:  Stock Transfer Department Manager

Notices or demand authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

   Section 27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity; (b) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein; (c) to shorten or lengthen any time period hereunder (which lengthening or shortening, following the occurrence of an event set forth in Subparagraphs
(i) and (ii) of Section 23(a) above, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors); or (d) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person), provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to Subparagraph (c) of this sentence, (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable; or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing, or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this
Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which charges the Redemption Price, the Final Expiration Date, the Purchase Price, or the number of shares of Common Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Without limiting the foregoing, the Board may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Section 1(a) and 3(a) to not less than the greater of (i) the sum of .001% plus the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) and (ii) 10%. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be amended or supplemented as the Board shall deem necessary or advisable (upon approval of a majority of the Continuing Directors then in office), without the approval of any holders of Right Certificates, to provide for the issuance of shares (or fractional shares) of preferred stock of the Company in place of Common Stock which may be received upon exercise of Rights hereunder prior to the occurrence of any Triggering Event, and to modify or amend this Agreement in any respect to take into account the use of such preferred stock (or fractional shares of preferred stock) in place of such Common Stock.

   Section 28.   Successors.   All the covenants and provisions of this
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

   Section 29.   Determinations and Actions by the Board of Directors.
For all purposes of this Agreement, any recalculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13-3(d)(l)(i), or any successor provision thereof, of the General Rules and Regulations under the Exchange Act. The Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement; and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations, and determinations (including, for purposes of Subparagraph (y) below, all omissions with respect to the foregoing) that are done or made by the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) in good faith, shall (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties; and (y) not subject the Board or the Continuing Directors to any liability to the holders of the Rights.

   Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy, or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

   Section 31. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect the purpose of this Agreement, the right of redemption set forth in Section 23 above shall be reinstated and shall not expire until the Close of Business on the 10th day following the date of such determination by the Board.

   Section 32. Governing Law. This Agreement, each Right, and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Louisiana and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

   Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall be for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

   Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.


Attest:                               BOL BANCSHARES, INC.



By:/s/ Edward J. Soniat                          By: /s/ G. Harrison Scott
Edward J. Soniat, Secretary                     G. Harrison Scott,
                                      Chairman


[CORPORATE SEAL]




Attest:                               BANK OF LOUISIANA


By:/s/ Sami Fabre                            By: /s/ James A. Comiskey
Sami Fabre, Secretary                            James A. Comiskey,
President




[CORPORATE SEAL]

EXHIBIT A
               [Form of Obverse Side of Rights Certificate]

Certificate No. R-                           ____ Rights


NOT EXERCISABLE AFTER AUGUST 9, 2009, OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE STOCKHOLDER RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE STOCKHOLDER RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE STOCKHOLDER RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.](*)

                            Rights Certificate

                           BOL BANCSHARES, INC.

     This   certifies  that  _____________________________,  or  registered assigns, is the registered owner of the number of Rights set forth above, each of which entities the owner thereof, subject to the terms, provisions, and conditions of the Stockholder Rights Agreement, dated August 10, 1999(the "Rights Agreement"), between BOL Bancshares, Inc., a Louisiana corporation (the "Company"), and Bank of Louisiana, a state banking institution (the "Rights Agent"), to purchase, per Right, from the Company at any time prior to 5:00 p.m. (New Orleans, Louisiana, time) on August 9, 2009 (provided the Rights have not been redeemed earlier by the Company), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, non-assessable share of common stock, $1.00 par value, (the " Common Stock") of the Company, at a purchase price of $7.50 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of
Election to Purchase and related Certificate duly executed. The Purchase Price shall be paid in cash. The number of shares of common stock and the Purchase Price thereof are subject to adjustment from time to time as provided in the Rights Agreement. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above and the Purchase Price per share set forth above, are the number and Purchase Price as of August 10, 1999, based on the Common Stock as constituted at such date. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Rights Agreement.

    Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, or an Adverse Person, or an Affiliate or Associate of any such Acquiring Person, or Adverse Person; (ii) a transferee of any such Acquiring Person, Adverse Person, Associate, or Affiliate; or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, becomes an Acquiring Person, or an Affiliate or Associate of an Acquiring Person or Adverse Person, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such
Section 11(a)(ii) Event.

    As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

    This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which the Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal office of the Rights Agent, 300 St. Charles Avenue, New Orleans, Louisiana 70130, and are also available upon written request to the Company.

   This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing Rights entitling the holder to purchase a like number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right at any time prior to the earlier of the Close of Business on (i) the 10th day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement); and (ii) the Final Expiration Date. Notwithstanding the foregoing, the Rights evidenced by this Rights Certificate may not be redeemed following a determination pursuant to Section 11(a)(ii)(D) of the Rights Agreement that any person is an Adverse Person. Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights shall require the concurrence of a majority of the Continuing Directors (as defined in the Rights Agreement). After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.

   No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

    No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof; to give or withhold consent to any corporate action; to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement); or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

   This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

Dated as of August 10, 1999

                                                              ATTEST:

By_______________________________         By__________________________
G. Harrison Scott, Chairman of the Board  Peggy Schaefer, Secretary

               [Form of Reverse Side of Rights Certificate]

                       FORM OF ELECTION TO PURCHASE

      (To be executed by the registered holder if such holder desires to exercise the Rights represented by this Rights Certificate.)


To:    BOL BANCSHARES, INC.

   The undersigned hereby irrevocably elects to exercise _____ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of such number of Rights (or such other securities of the Company or of any other Person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:


Please insert social security or other identifying number

_______________________________________________________________________
                      (Please print name and address)
_______________________________________________________________________


   If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

_______________________________________________________________________
                      (Please print name and address)

________________________________________________________________________

________________________________________________________________________


Dated:  ___________________ , ______


                     ______________________________
                     Signature

                               CERTIFICATION

   The undersigned hereby certifies by checking the appropriate boxes that:

   (1) the Rights evidenced by this Rights Certificate [   ] are [   ] are
not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person;

   (2) after due inquiry and to the best knowledge of the undersigned, I [
] did [    ] did not acquire the Rights evidenced by this Rights
Certificate from any Person who is, was, or became an Acquiring Person or an Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person.

Dated:  ________________ , _______


                     ______________________________
                     Signature

Signature Guaranteed:______________________________


                                  NOTICE

   The signature to the foregoing Election to Purchase and Certification must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration, enlargement, or any change whatsoever.

                            FORM OF ASSIGNMENT


      (To be executed by the registered holder if such holder desires to transfer the Rights represented by this Rights Certificate.)


FOR VALUE RECEIVED, ________________________________________________
hereby sells, assigns, and transfers unto
_______________________________________
_______________________________________________________________________
               (Please print name and address of transferee)
_______________________________________________________________________
the Rights represented by this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint the Rights Agent as Attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:  _________________ , _______


                 ______________________________
                 Signature


Signature Guaranteed:______________________________

   If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________
                      (Please print name and address)

________________________________________________________________________

________________________________________________________________________


Dated:  ______________________ , ________


                     ______________________________
                     Signature

                               CERTIFICATION

   The undersigned hereby certifies by checking the appropriate boxes that

   (1) this Rights Certificate [    ] is [    ] is not being sold,
assigned, or transferred by or on behalf of a Person who is or was an Acquiring Person, or an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person;

   (2) after due inquiry and to the best knowledge of the undersigned, I [
] did [    ] did not acquire the Rights evidenced by this Rights
Certificate from any Person who is, was, or subsequently became an Acquiring Person, or and Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person.


Dated:  _________________ , ______

                     ______________________________
                     Signature

Signature Guaranteed:______________________________

                                  NOTICE

   The signature to the foregoing Assignment and Certification must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration, enlargement, or any change whatsoever.

EXHIBIT B
                           SUMMARY OF THE RIGHTS

In General

   On August 10, 1999 (the "Declaration Date"), the Board of Directors of BOL Bancshares, Inc., a Louisiana corporation (the "Company"), declared a dividend distribution of one purchase right (a "Right" or collectively the "Rights") for each outstanding share of common stock, $1.00 par value, of the Company (the "Common Stock") to stockholders of record at the close of business on July 31, 1999 (the "Record Date"). Each Right entitles the registered holder thereof to purchase from the Company following the Distribution Date, as defined below, one share, , of Common Stock or, upon the occurrence of certain events described below, common stock of an entity that acquires the Company. The description and terms of the Rights are set forth in the Stockholder Rights Agreement (the "Rights Agreement"), dated August 10, 1999, between the Company and Bank of Louisiana, a Louisiana state banking association, as the "Rights Agent."

Distribution Date

     Initially, the Rights will be attached to the Common Stock, and no separate certificates representing the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a "Person" (i.e., an individual, corporation, partnership, trust, or estate, etc.) or group of affiliated or associated Persons (such Person or group being hereafter referred to as an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"); (ii) 10 days following the commencement of a tender offer or exchange offer that, if successful, would result in an Acquiring Person beneficially owning 20% or more of such outstanding shares of Common Stock (unless such tender or exchange offer is predicated upon the redemption of the Rights); or (iii) 10 days following the date of determination by the Continuing Directors of the Board of Directors of the Company that a person, who alone or together with affiliates or associates has beneficial ownership of at least 10% of the Common Stock then outstanding, is an Adverse Person. The Continuing Directors, after reasonable inquiry and investigation, may determine that a person is an Adverse Person if the Continuing Directors find that (i) such person intends to cause the Company to repurchase such person's shares of Common Stock or intends to attempt to pressure the Company to take actions which will result in that person's short-term financial gain under circumstances which would not be in the best interest of the Company and the stockholders or (ii) ownership of the Common Stock by such person is causing or is reasonably likely to cause a material adverse impact on the business or prospects of the Company. The foregoing does not apply to any employee stock ownership or other benefit plan or arrangement of the Company or any of its subsidiaries. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferable with and only with such Common Stock certificates; (ii) new Common Stock certificates issued after the

Record Date will contain a notation incorporating the Rights Agreement by reference; and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

   Following a Distribution Date, each Right will entitle the holder thereof to purchase one share, subject to the anti-dilution provisions described below, of Stock of the Company. . The purchase price per one share of Common Stock (the "Purchase Price") is $ 7.50 which is equal to the Board of Directors' judgment as to the value of one share, subject to adjustment, of Common Stock at the date of the Rights Agreement.

   The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 9, 2009, unless redeemed earlier by the Company as described below.

Rights Certificates; Transferability

   As soon as is practical after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter, the separate Rights Certificates alone will represent the Rights. After the Distribution Date, the Rights may be transferred independently from the Common Stock. Except as otherwise determined by the Board of Directors and except for Common Stock issued pursuant to the exercise of stock options granted prior to the Distribution Date, only shares of Common Stock issued or outstanding prior to the Distribution Date will be issued with Rights.

"Flip-In" Provision

   In the event that, at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and the Company's Common Stock is not converted or exchanged; (ii) a Person becomes the beneficial owner of more than 20% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock that the Continuing Directors (as defined below) determine to be fair to and otherwise in the best interest of the Company and it stockholders); (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement; (iv) during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person's ownership interest being increased by more than one percentage point (e.g., a reverse stock split), or (v) the Continuing Directors determine that a person is an Adverse Person, each holder of a Right (if the Right has not theretofore been exercised to purchase Common Stock) will thereafter have the right to receive, upon exercise thereof , Common Stock (or, in certain circumstances, cash, property, or other securities of the Company) having a value equal to twice
the Purchase Price of the Right.   Following the occurrence of any of the
events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. Notwithstanding any of the foregoing, the acquisition of beneficial ownership of 20% or more of the Common Stock under clause (v) above shall not permit the holder of a Right to purchase Common Stock at such discounted purchase price if such acquisition of beneficial ownership is approved in advance by a majority of the Continuing Directors.

   For example, at a Purchase Price of $7.50 per Right, each Right not owned by an Acquiring Person or Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $7.50 of then-current market value of Common Stock (or other consideration, as noted above) for $3.75. Assuming that the Common Stock had a per share value of $7.50 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $37.50.

"Flip-Over" Provision

   In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger that follows an offer described in Clause (ii) of the second preceding paragraph); or (ii) 50% or more of the Company's assets or earning power is sold or transferred to any Person other than a subsidiary of the Company, each holder of a Right (except Rights that previously have been exercised to purchase Series A Preferred Stock or have been voided as set forth above) shall thereafter have the right to receive, upon exercise thereof and in lieu of Series A Preferred Stock, common stock of the acquiring Person having a value equal to twice the Purchase Price of the Right.

Anti-Dilution Provision

   The Purchase Price payable, and the number of one one-hundredths of a share of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Common Stock; (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or securities convertible into Series A Preferred Stock at less than the current market price of the Series A Preferred Stock; or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued upon exercise of a Right, and in lieu thereof, payment in cash will be made for such fractional shares based on the market price of the Common Stock on the last trading date prior to the date of exercise.

Redemption

   At any time prior to August 9, 2009, or, if earlier, 10 days following the Stock Acquisition Date, the Company may redeem the Rights (to the extent not exercised) in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock, or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. If no Continuing Directors remain in office, the Rights may be redeemed only upon the approval of (i) a majority of the holders of Common Stock; and (ii) the holders of at least 80% of the Common Stock held other than by any Acquiring Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights with, where required, the concurrence of a majority of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

Definition of Continuing Director

   The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board on the Declaration Date, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the then Continuing Directors, but shall not include an Acquiring Person, an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

Limited Interests as a Rights Holder

   Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to notice of stockholder meetings, the right to vote, or the right to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company, or for common stock of the acquiring entity as set forth above.

   Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date.
After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of a majority of the Continuing Directors) in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement, provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

   A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated August 10, 1999. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.